Exhibit 23.2

Consent of Ernst & Young LLP,

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the following:

Sun Microsystems, Inc. 2007 Omnibus Incentive Plan,

Sun Microsystems, Inc. 1990 Long-Term Equity Incentive Plan,

Sun Microsystems, Inc. Equity Compensation Acquisition Plan,

Sun Microsystems, Inc. 1988 Directors’ Stock Option Plan,

Sun Microsystems, Inc. 1997 French Stock Option Plan,

Afara Websystems, Inc. 2000 Equity Incentive Plan,

Cobalt Networks, Inc. Amended and Restated 1997 Employee Stock Plan,

Forte Software, Inc. 1996 Stock Option Plan,

Forte Software, Inc. 1997 Stock Option Plan,

Gridware, Inc. 2000 Equity Incentive Plan,

HighGround Systems, Inc. Stock Option Plan,

InnoSoft International, Inc. 1992 Stock Incentive Plan,

InnoSoft International, Inc. 1999 Equity Incentive Plan,

Isopia Inc. Stock Option Plan, Kealia, Inc. Amended and Restated 2001 Stock Plan,

Large Storage Configurations, Incorporated 1992 Stock Option Plan,

MySQL AB Global Share Option Plan 2005,

Neogent, Inc. 2001 Stock Incentive Plan,

Pirus Networks, Inc. 2000 Stock Option Plan,

SeeBeyond Technology Corporation 1998 Stock Plan,

SevenSpace, Inc. Amended and Restated 2000 Stock Incentive Plan,

Star Division Corporation 1998 Stock Plan,

Amended and Restated Storage Technology Corporation 1995 Equity Participation Plan,

Storage Technology Corporation 2004 Long Term Incentive Plan,

Tarantella, Inc. 2002 Incentive Stock Option Plan,

Tarantella, Inc. 2003 Stock Option Plan,

Waveset Technologies, Inc. Amended and Restated 2000 Stock Plan,

and Silver Creek Systems, Inc. 2002 Equity Incentive Plan

of our reports dated June 29, 2009 with respect to the consolidated financial statements and schedule of Oracle Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 2009, and the effectiveness of internal control over financial reporting of Oracle Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

February 4, 2010